As filed with the Securities and Exchange Commission on December 11, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LARSCOM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	94-2362692
(State of Incorporation)	(I.R.S. Employer Identification No.)

1845 McCandless Drive
Milpitas, California 95035
(Address of principal executive offices)

LARSCOM INCORPORATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
LARSCOM INCORPORATED STOCK INCENTIVE PLAN
LARSCOM INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

DANIEL L. SCHARRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER
LARSCOM INCORPORATED
1845 McCANDLESS DRIVE
MILPITAS, CALIFORNIA 95035
(408) 941-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
JAMIE E. CHUNG, ESQ.
SHARON R. FLANAGAN, ESQ.
COOLEY GODWARD LLP
ONE MARITIME PLAZA, 20th FLOOR
SAN FRANCISCO, CALIFORNIA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Shares of Class A Common Stock, par value $.01 per share, reserved for future issuance under the Larscom Incorporated Stock Option Plan for Non-Employee Directors	100,000	$0.405	$40,500.00	$3.73

Shares of Class A Common Stock, par value $.01 per share, reserved for future issuance under the Larscom Incorporated Stock Incentive Plan	2,800,000	$0.405	$1,134,000.00	$104.33

Shares of Class A Common Stock, par value $.01 per share, reserved for future issuance under the Larscom Incorporated Employee Stock Purchase Plan	100,000	$0.405	$40,500.00	$3.73

Total:	3,000,000	—	$1,215,000.00	$111.79

(1)
This Registration Statement shall cover any additional shares of Class A Common Stock which become issuable under (i) the Larscom Incorporated Stock Option Plan for Non-Employee Directors (the “Directors Plan”), (ii) the Larscom Incorporated Stock Incentive Plan (the “Incentive Plan”) and (iii) the Larscom Incorporated Employee Stock Purchase Plan (the “Purchase Plan”) (the Directors Plan, Incentive Plan and Purchase Plan being hereinafter collectively referred to as the “Plans”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Class A Common Stock of Larscom Incorporated (the “Company” or “Registrant”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Purchase Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s Class A Common Stock as reported on the Nasdaq SmallCap Market on December 4, 2002 for shares available for future grant pursuant to the Plans (pursuant to Rule 457(c) under the Act).

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
NOS. 333-18251 AND 333-64383

The contents of Registration Statements on Form S-8 Nos. 333-18251 and 333-64383 filed with the Securities and Exchange Commission on December 19, 1996 and September 28, 1998, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on December 5, 2002.

LARSCOM INCORPORATED

By:	/S/ DONALD W. MORGAN

Donald W. Morgan Title: Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel L. Scharre and Donald W. Morgan, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL L. SCHARRE	President, Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2002

(Daniel L. Scharre)

/S/ DONALD W. MORGAN	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 5, 2002

(Donald W. Morgan)

/S/ ALLEN R. ADAMS	Director	December 5, 2002

(Allen R. Adams)

/S/ DONALD G. HEITT	Director	December 5, 2002

(Donald G. Heitt)

/S/ LAWRENCE D. MILLIGAN	Director	December 5, 2002

(Lawrence D. Milligan)

/S/ RICHARD E. POSPISIL	Director	December 5, 2002

(Richard E. Pospisil)

/S/ JOSEPH F. SMORADA	Director	December 5, 2002

(Joseph F. Smorada)

/S/ DESMOND P. WILSON III	Director	December 5, 2002

(Desmond P. Wilson III)

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.